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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form SB-2 of our report, which includes an explanatory paragraph concerning the substantial doubt about the Company's ability to continue as a going concern, dated January 27, 1997, except for Note 15, as to which the date is August 14, 1997 on our audit of the financial statements of Piranha Interactive Publishing, Inc. We also consent to the reference to our firm under the caption "Experts."



/s/ COOPERS & LYBRAND L.L.P.

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COOPERS & LYBRAND L.L.P.

Phoenix, Arizona

August 15, 1997